UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release on June 29, 2006 as follows:

Cleveland-Cliffs Announces Convertibility of Preferred Stock

Cleveland, OH—June 29, 2007—Cleveland-Cliffs Inc (NYSE: CLF) today announced that a condition to the conversion right of its 3.25% redeemable cumulative convertible perpetual preferred stock is satisfied and, as a result, the preferred stock may be surrendered for conversion at any time during the fiscal third quarter ending September 30, 2007.

The condition was satisfied because the closing share price of Cleveland-Cliffs' common shares for at least 20 of the last 30 trading days of the fiscal 2007 second quarter exceeded 110% of the then applicable conversion price of the preferred stock. The satisfaction allows conversion of the preferred stock only during the fiscal 2007 third quarter. Conversion may continue after the fiscal 2007 third quarter if certain conditions set forth in Cleveland-Cliffs' amended articles of incorporation are satisfied.

The preferred stock was also convertible during each of the past 10 fiscal quarters due to the satisfaction of this condition during the applicable periods.

Conditions were satisfied for the fiscal quarter ended:

December 31, 2004
March 31, 2005
June 30, 2005
September 30, 2005
December 31, 2005
March 31, 2006
June 30, 2006
September 30, 2006
December 31, 2006
March 31, 2007

The preferred stock was convertible during the period ended:

March 31, 2005
June 30, 2005
September 30, 2005
December 31, 2005
March 31, 2006
June 30, 2006
September 30, 2006
December 31, 2006
March 31, 2007
June 30, 2007

The conversion rate for the fiscal 2007 third quarter is currently 66.1881 common shares per share of preferred stock. This equates to a conversion price of approximately $15.11 per common share, subject to adjustment in certain circumstances including payment of dividends on the common shares.

To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cleveland-Cliffs Inc operates a total of six iron ore mines located in Michigan, Minnesota and Eastern Canada. The Company owns 80 percent of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. It also has a 30 percent interest in the Amapá Project, a Brazilian iron ore project, and a 45 percent economic interest in the Sonoma Project, an Australian coking and thermal coal project.

News releases and other information on the Company are available on the Internet at:
http://www.cleveland-cliffs.com
SOURCE: Cleveland-Cliffs Inc

CONTACT:

Steve Baisden
Director, Investor Relations
and Corporate Communications
(216) 694-5280
srbaisden@cleveland-cliffs.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

July 3, 2007	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel & Secretary